                           SCHEDULE 14C - INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5) Total fee paid:

     ---------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                         6802 Citicorp Drive, Suite 500
                              Tampa, Florida 33619

                -------------------------------------------------

                              INFORMATION STATEMENT

                                  MAY __, 2003

                -------------------------------------------------

                                  INTRODUCTION

     This Information Statement is being furnished to stockholders of BBJ Environmental Technologies, Inc. ("BBJ" or the "Company") in connection with the corporate actions described below previously approved by the Board of Directors of the Company and subsequently adopted by the written consent of the holders of in excess of a majority of the voting power of the stockholders of the Company. Accordingly, all necessary corporate approvals required in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being sent to stockholders on or about May __, 2003. A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the "2002 Annual Report"), including financial statements, accompanies this Information Statement, but is not a part thereof.

                             ---------------------------

                             CORPORATE ACTIONS TAKEN

     As authorized by the necessary approvals of our Board of Directors and the holders of a majority of our outstanding common stock ("Consenting Stockholders"), we have approved:

     .       the election of five directors to serve on our Board of Directors for the ensuing year ("Election of Directors");

     .       the appointment and ratification of the selection of Kirkland,
         Russ, Murphy & Tapp as our independent auditors for the fiscal year ending December 31, 2003 ("Ratification of Auditors"); and

     .       the adoption of an amendment (the "Amendment") to our Amended and
         Restated Articles of Incorporation to increase our authorized common stock from 50 million to 100 million shares.

     The Amendment was adopted to provide our Board of Directors with the continued flexibility in the management of the Company's capitalization, financing arrangements, and potential future acquisitions. A copy of the Amendment is attached hereto as Appendix A and is incorporated herein by reference.

     The written consent of the Consenting Stockholders electing the Board of Directors, ratifying the appointment of the Company's independent auditors, and approving the Amendment (collectively, the "Corporate Actions") was executed on May __, 2003, ("Consent Date") and will take effect 20 days after the mailing of this Information Statement or such later date as may be specified by the Board of Directors. This Information Statement is being provided to all stockholders of record who were entitled to give an authorization or a written consent in regard to any of the Corporate Actions on the Consent Date (the "Record Date"). A complete summary of the actions taken are set forth herein.

     None of the Corporate Actions described in this Information Statement will entitle the Company's stockholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

Outstanding Securities

     As of the Record Date, the Company had issued and outstanding 40,814,578 shares of common stock, the Company's only class of voting securities. All holders of shares of the Company's common stock as of the Record Date are entitled to receive this Information Statement. The Consenting Stockholders who consented in writing to the Corporate Actions held approximately 26.1 million shares of common stock, or approximately 64% of the Company's issued and outstanding common stock. The Consenting Stockholders include Robert G. Baker, Jerry V. Schinella, Jean Caillet, Olivier d'Auriol, Banque Privee Edmond de Rothschild, Union Bancaire Privee, Dexia Banque International, Joseph LLC, and Schoder & Co.

Voting Rights and Action by Written Consent

     The Company is incorporated under the laws of the State of Nevada. Under Nevada law, each holder of common stock is entitled to one vote in person or by proxy for each share of common stock held in his or her name on the books of the Company on any matter submitted to a vote of the stockholders at any meeting of stockholders. However, Nevada law also provides that any action that may be taken at a stockholders' meeting, including, without limitation, the election of directors, may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Ratification of Auditors and the Amendment require the written consent of the holders of a majority of the Company's outstanding common stock. Although the Election of Directors generally requires only a plurality of the votes received at a meeting of the stockholders, in order to take such action without a meeting of stockholders, written consents also must be received from the holders of a majority of the Company's outstanding common stock. The requisite number of written consents to take all the Corporate Actions were received from the Consenting Stockholders on May ___, 2003.

Notice of Action By Written Consent

     Under Nevada Law, the Company is required to provide prompt notice of the taking of Corporate Action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenter's or appraisal rights are afforded to stockholders of the Company under Nevada law as a result of the approval of the Corporate Actions.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be any number not to exceed nine as fixed by resolution of the Board of Directors, from time to time as determined. Our Board of Directors has fixed the number of directors to be elected at five. All of our current directors have been elected by the Consenting Stockholders to hold office until the 2004 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Each of the persons who have been elected to serve as a director for the ensuing year has consented to being named herein and has indicated his intention to serve.

Directors-Elect

     The age of each director-elect, his positions and offices with the Company and its wholly-owned subsidiary, BBJ Environmental Solutions, Inc. ("BBJ Environmental Solutions"), his term of office as a director, his business experience during the past five years or more, and additional biographical data is set forth below. Information with respect to these individuals is as of March 31, 2003, except as otherwise stated.

                                                                                                  Director
Name of Nominee                    Age          Position with Company                               Since
---------------                    ---          ---------------------                             --------
Robert G. Baker(1). ...........     64       Executive Chairman and Chairman of the Board            2000
Jerry V. Schinella(1) .........     43       Chief Financial Officer, Secretary
                                              and Director                                           2000
Walter R. Arnett ..............     74       Director                                                2002
Olivier d'Auriol ..............     56       Director                                                2000
Jean Caillet ..................     56       Director                                                2000

-------------
(1) Messrs. Baker and Schinella are the sole directors of the board of directors of BBJ Environmental Solutions.

     All directors of the Company hold office until the earlier of the next annual meeting of shareholders and until their successors have been duly elected and qualified, or their death, resignation, or removal.

     Robert G. Baker, has been a director of the Company since May 2000 and has served as its Executive Chairman since January 2003. From May 2000 to January 2003, Mr. Baker also served as the Chief Executive Officer of the Company. Mr. Baker, a founder of BBJ Environmental Solutions, has served as Chief Executive and Chairman of the Board of Directors of BBJ Environmental Solutions since 1993. Mr. Baker is involved in developing the strategies, overall corporate policies, and management development and is responsible for regulatory and technical issues and the future expansion of the Company and its subsidiaries. From 1991 to 1994, he was the Vice President of Operations for Veridien Corporation, a public company, responsible for manufacturing, research and development, and regulatory affairs. From 1985 to 1990, Mr. Baker was Vice President, Administrative Services, University of Texas M.D. Anderson Cancer Center in the Texas Medical Center in Houston. In this position, he was responsible for the design, construction, maintenance, and operations of the facilities, safety and security, and compliance with safety, health, and hazardous materials regulations. Much of his earlier career involved work as a Senior Manager with Gulf Oil Corporation. Mr. Baker has post-graduate training from Harvard University, the University of Pennsylvania, and Wichita State University and a BS from Oklahoma State University. He is a member of American Society of Heating, Refrigeration, and Air-Conditioning Engineers where he sits on various committees and the Consumer Specialty Products Association-Regulatory Affairs Committee, the Small Business Council, the Indoor Air Quality Special Committee (which Mr. Baker chairs), and the Antimicrobials Council. He is on the Board of Directors of the Indoor Air Quality Association, and the Florida Public Health Foundation.

     Jerry V. Schinella has been President, Chief Financial Officer, Secretary and a director of the Company since May 2000. Mr. Schinella, a founder of BBJ Environmental Solutions, has served as a director of BBJ Environmental Solutions since 1993 and as its President and Chief Financial Officer since 1994. He resigned as President of both companies effective March 2003, but retained his other positions with both companies. Mr. Schinella is responsible for managing our operations, overseeing finance, accounting, logistics, and administration. From 1992 to 1993 Mr. Schinella was the Vice President and Controller of Veridien Corporation. In this capacity, he was responsible for all corporate accounting and finance activities including internal and external financial reporting, analysis and planning, vendor relations, and collections. From 1984 to 1992, Mr. Schinella was a Certified Public Accountant with KPMG Peat Marwick in Tampa, Florida where he was promoted Senior Manager in 1991. During his tenure with KPMG Peat Marwick, his professional accomplishments include significant experience in financial reporting to the SEC, reviewing financial and operational controls of client companies and extensive communication and negotiations with bank officers. In 1985, Mr. Schinella became a licensed Certified Public Accountant in the State of Florida.

He has a degree in accounting from Central Michigan University and a Masters of Business Administration from Michigan State University.

     Walter R. Arnett has served as a director of the Company since January 2002. From 1992 to the present, Mr. Arnett has been Regional Director and Editor of the HVAC Insider, a Florida industry trade publication, with a circulation of 7,000 contractors, wholesalers and associated members. Mr. Arnett has 53 years experience in the HVAC and refrigeration industry as a licensed HVAC contractor, independent wholesale distributor, and manufacturer of HVAC equipment and has been the recipient of several sales awards with Marbut Company, Chrysler Airtemp, John Zink Company and Certified Equipment Corp. Mr. Arnett attended Mercer University and the University of Mississippi.

     Olivier d'Auriol has been a director of the Company since November 2000. Mr. d'Auriol, a Swiss born citizen, is founder, Chairman, and Chief Executive Officer of Olivier d'Auriol Asset Management SA, a Swiss Family Office Company he created in 1988. Mr. d'Auriol has served in a number of senior operation and management positions in international banks. From 1992 to 1997 he served as Executive Vice President, and President of the Management Committee of Banque Privee Edmond de Rothschild S.A., Luxembourg. Prior to that, as Executive Vice President and member of the Management Committee of Swiss Bank Corp in Geneva. He started his career at Paribas where he held successive management responsibility between 1972 and 1987. Mr. d'Auriol holds a Baccalaureate in Mathematics and studied three years as an engineer in Physics at Ecole Polytechnique Federale in Lausanne, Switzerland. He is a member of the Swiss Financial Analyst Society and Swiss Asset Management Association and sits on the board of LightWave Systems, Santa Barbara, California, Dermo Corp., Bermuda, and the European Secondary Fund, Paris.

     Jean Caillet has been a director of the Company since November 2000. Mr. Caillet, who resides in Switzerland, is currently an Executive Vice President of Dermo Corp. and from 1993 to 2003 he served in various senior positions in the fields of commodities and banking. From 1985 to 1993, Mr. Caillet founded and managed in Switzerland and France for Banque Paribas a department that specialized worldwide in barter and financial engineering. From 1981 to 1985 he was a Senior Vice President with Finagrain (group Continental Grain) in Geneva. He has started his working career in Paris in 1973 at Imetal (group Rothschild), which he left in 1981 as Senior Vice President Marketing and Commercial to move to Geneva where he currently resides.

     There is no family relationship between any of the Company's directors or executive officers. There are no arrangements between any director of the Company and any other person pursuant to which he or she was, or will be, selected as a director.

Director Meetings and Committees

     During the fiscal year ended December 31, 2002 (the "2002 fiscal year"), the Board of Directors of the Company held a total of eight meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors.

     The Board of Directors of the Company does not currently have a standing audit committee, compensation committee, or nominating committee, or any other committees performing similar functions, and all such activities typically associated with such committees have been carried out by the full Board of Directors.

Audit Committee Report

     The audited consolidated financial statements of the Company at and for the two year period ended on December 31, 2002, are included in the 2002 Annual Report. The full Board of Directors of the Company is responsible for discharging the duties typically undertaken by our audit committee. In this regard, for the 2002 fiscal year our Board of Directors was responsible for overseeing the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. In discharging its duties, the Company's Board of Directors was governed by a formal written audit committee charter which was included as Appendix A to our Information Statement dated May 13, 2002. The Board of Directors reviews and reassesses the adequacy of the charter at least annually. None of the members of the Board of Directors are professionally engaged in the practice of accounting or auditing and are not experts in either of these fields or in auditor independence.

     The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the systems of internal accounting controls. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, the financial reporting process, and internal controls. Kirkland, Russ, Murphy & Tapp ("KRMT"), independent auditors engaged by the Company, are responsible for auditing the Company's annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States.

     In discharging its duties as an audit committee, our Board of Directors has reviewed the audited consolidated financial statements with the Company's management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Our Board of Directors also has reviewed with KRMT their judgments as the quality and acceptability of the Company's accounting principles. Management and KRMT have advised our Board of Directors that the Company's consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. Our Board of Directors discussed with KRMT matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our Board of Directors also discussed with KRMT their independence from the Company and management, including those matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the letter and disclosures from KRMT to the Board of Directors of the Company pursuant to Standard No. 1. KMRT has not performed any non-audit services for our Company in the past. Before KRMT performs any such non-audit services in the future for the Company, our Board of Directors will consider whether the non-audit services provided by KRMT to the Company are compatible with maintaining the auditor's independence.

     In addition, our Board of Directors discussed with KRMT the overall scope and plans for their audit. The Board of Directors met with KRMT, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Board of Directors reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2002 with management and our independent auditors. Based on the reviews and the discussions referred to above, in reliance on management and KRMT, our Board of Directors approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Board of Directors also appointed KRMT to audit our financial statements for the fiscal year ending December 31, 2003, subject to stockholder ratification of that appointment.

     Respectfully Submitted By Members of the Board of Directors

                      Walter R. Arnett
                      Robert G. Baker
                      Jean Caillet
                      Olivier d'Auriol
                      Jerry V. Schinella

Compensation of Directors

     No cash compensation is paid to our directors for attending meetings of the Board of Directors. However, in lieu of cash payments, each director of the Company receives options to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for each meeting attended by them.

                                ----------------

                    APPROVAL AND RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Kirkland, Russ, Murphy & Tapp, independent public accountants, to be the Company's auditors for the fiscal year ending December 31, 2003. Although submission of this matter to stockholders is not required by law, the Consenting Stockholders have ratified that appointment.

Audit Fees

     The aggregate fees paid to KRMT for professional services rendered for the audit of the Company's consolidated annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for that fiscal year were $29,000.

Financial Information Systems Design and Implementation Fees

     During the fiscal year ended December 31, 2002, there were no professional services rendered by KRMT relating to financial information systems design and implementation.

All Other Fees

     During the fiscal year ended December 31, 2002, there were no fees billed for services other than the services described above under "Audit Fees".

     KRMT has been the Company's independent auditing firm for three years, and the Board of Directors believe that they are well qualified for the job.

                                ----------------

                                  THE AMENDMENT

     The authorized capital of the Company currently consists of 50 million shares of common stock and 5 million shares of preferred stock. The Company has adopted the Amendment to increase the number of authorized shares of common stock from 50 million shares to 100 million shares. The increase in authorized shares of common stock will provide us with flexibility in its management of our capitalization, employee benefit plans, and future financing activities or corporation acquisitions. The additional shares of common stock may be used by us (i) to increase the number of shares available to be issued for issuance to holders of options and warrants granted after the date hereof, (ii) to establish additional employee compensation plans or to increase the shares available under current plans, (iii) for issuance in connection with future financing activities of the Company, including public and private offerings of the common stock or upon conversion of other equity or debt securities, (iv) for issuance in connection with future corporate acquisitions, or (v) other corporate purposes. As of March 31, 2003, we had 40,814,578 shares of common stock outstanding and had outstanding warrants and options to purchase approximately 8.4 million shares of common stock.

     We have taken all actions required under Nevada law to approve the Amendment. However, since stockholder approval of the Amendment was obtained by written consent rather than at a meeting of the stockholders of the Company, under the applicable rules of the Exchange Act the Amendment may not be come effective until the expiration of 20 calendar days from the date hereof. Upon the expiration of the 20 day period, the Company will file the Amendment with the Nevada Secretary of State.

     The Board of Director has determined, in principal, to offer and sell in a private placement transaction up to $1,000,000 in gross proceeds of its common stock. Private investors already have agreed to purchase up to $110,000 of our common stock following of the filing of the Amendment with the State of Nevada. Other than the sale and issuance of common stock pursuant to the potential private placement transaction described above or pursuant to warrants and options outstanding on the date hereof, or upon the exercise of options issued or to be issued in the future under directors and employee stock option plans, there are no plans, proposals, negotiations, agreements, understandings, or other arrangements for the issuance of the additional common stock which would be authorized by the Amendment. The common stock, including, the newly authorized shares, may be issued upon the Board of Director's approval, without any further vote or action on the part of our stockholders. The Company's Articles of Incorporation does not provide for any preemptive rights upon the issuance of any common stock.

     We do not believe that the Amendment will have any effect on its business and operations, and expects to continue such business and operations as they are currently being conducted. The Board of Directors, however, is reassessing the Company's future prospects and anticipated needs for continued growth. In this regard, it is reviewing the Company's capital structure, various financing alternatives available to the Company, including potential sources of equity financings, the Company's current stockholder base, and the costs of complying with the Company's reporting obligations under the Securities Exchange Act of 1934 ("Exchange Act").

                                ----------------

                               EXECUTIVE OFFICERS

     The executive officers of the Company, their ages, and positions with the Company are set forth below:

Name                                   Age            Positions with the Company
----                                   ---            --------------------------
Robert G. Baker. ..............        64        Executive Chairman
Jerry V. Schinella ............        43        Chief Financial Officer and Secretary
James E. Buell ................        47        Senior Vice President, Operations
Christopher B. Lehman .........        36        Vice President, Sales

     Officers are elected annually by the Board of Directors to hold office until the earlier of their resignation, removal, or death.

     Set forth below is a description of the business experience during the past five years or more and other biographical information for the executive officers identified above who are not directors-elect to the Board of Directors. Similar information for the other executive officers who are directors-elect can be found under the heading "Election of Directors - Director-Elect" set forth herein.

     James E. Buell has been the Senior Vice President of Operations for the Company since January 2003. From 1995 to 2002, Mr. Buell was employed by JohnsonDiversey (formerly Johnson Wax Professional). While at JohnsonDiversey, he served as Director of Sales Strategy and Planning between 2001 and 2002, Managing Director of its Customer Business Solutions division between 1991 and 2001, Director of Sales and Distribution between 1997 and 1999, and Division Sales Director between 1995 and 1997. Mr. Buell also has held sales and marketing positions with The Clorox Company and Proter & Gamble. He has a Bachelors of Business Administration degree from the University of Kentucky and completed the Kellogg Management Institute at Northwestern University's Kellogg Graduate School of Management.

     Christopher B. Lehman has been the Vice President of Sales for the Company since January 2003. From 1991 to 2002 he was employed by JohnsonDiversey, a division of S.C. Johnson Wax. While at JohnsonDiversey, he served as Director of Sales for the mid-Atlantic region between November 1999 and 2002, as National Sales Executive between July 1996 and November 1999, as Director of Sector Marketing between July 1995 and July 1996 and as Regional Manager between April 1991 and June 1995. Mr. Lehmann graduated in 1989 from Towson University in Baltimore, Maryland and undertook post-graduate work at John Hopkins University in their MBA Program from 1997 to 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

     The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company's Chief Executive Officer ("Named Executive Officer"). No executive officer or employee of the Company or its subsidiary has received total compensation in excess of $100,000 for the fiscal year ended December 31, 2002.

                           Summary Compensation Table

                                                                              Long Term
                                                                             Compensation
                                                                             Awards (1)(2)
                                                                             -------------
                                                   Annual Compensation        Securities
      Name and                       Fiscal     -------------------------     Underlying        All Other
Principal Occupation                  Year       Salary          Bonus        Options (#)    Compensation (3)
--------------------                 ------     ---------     -----------     -----------   -----------------
Robert G. Baker .................   2002        $   74,000     $       0       80,000           $  10,225
   Chief Executive Officer          2001        $   74,000     $       0      978,758 (4)       $   3,750
                                    2000        $   72,000     $       0            0 (4)       $   4,200

----------------
(1) The Company does not have a long-term compensation program that includes long-term incentive payments. However, the Company's stock option plans provide participants with performance-based compensation in the form of incentive stock options.
(2) This amount does not include 3,219,890 shares of common stock of the Company received in connection with the reorganization pursuant to which we acquired BBJ Environmental Solutions (the "Acquisition Reorganization").
(3) These amounts consist of $10,225 and $3,750 paid in 2002 and 2001, respectively, for $500,000 life insurance policy and $4,200 paid in 2000 for a $300,000 life insurance policy, each on the life of Mr. Baker. Under the current life insurance policy, the Company and Mr. Baker's spouse are each beneficiaries for $250,000.
(4) Represents options to purchase 938,758 shares issued as replacement options pursuant to the Acquisition Reorganization in 2001 in exchange for options to acquire common stock of BBJ Environmental Solutions.

Stock Option Grants

     As of December 31, 2002, the Company did not have any long-term incentive plans nor had it awarded any restricted shares. The table set forth below contains information with respect to the award of stock options during the fiscal year ended December 31, 2002 to the Named Executive Officer covered by the Summary Compensation Table.

                        Option Grants in Last Fiscal Year

                                                    Individual Grants
                       ----------------------------------------------------------------------
                                                                                                 Potential realized
                                                                                                  Value at Assumed
                           Number of        % of Total Options                                    Annual Rates of
                           Securities          Granted to                                           Stock Price
                       Underlying Options   Employees in 2002    Exercise Price    Expiration     Appreciation for
Name                     Granted (1)(2)      Fiscal Year (3)      or Base Price       Date         Option Term (4)
----                   ------------------   ------------------   ---------------   ----------   --------------------
                                                                                                5% ($)       10% ($)
                                                                                                ------       -------
Robert G. Baker              80,000               17.5%             $  0.50         12/31/07    $11,000      $24,000

----------
(1) These options represent compensation received solely in connection with the Named Executive Officer's service as a director of the Company and were granted under the 2000 Employee Benefit and Consulting Services Compensation Plan (the "Stock Option Plan"). Mr. Baker received 10,000 options for each of the eight meetings of the Board of Directors that he attended in 2002. The options are immediately exercisable at an exercise price of $0.50 per share.
(2)  Granted on October 14, 2002.
(3) During the fiscal year ended December 31, 2002, employees of the Company were granted an aggregate of 456,500 options under the Stock Option Plan.
(4) The potential realizable value of each grant of our options assumes that the market price of our common stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, after subtracting the exercise price from the potential realizable value. This is a theoretical value for the options developed solely for the purpose of comparison disclosures as required by applicable SEC rules and regulations, and does not reflect the Company's views of the appropriate value or methodology for financial reporting purposes, or the future price of the common stock. The actual value of the options will depend on the market value of the common stock on the date the options are exercised.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table sets forth, for each of the Named Executive Officer in the Summary Compensation Table above, the number of shares of common stock acquired pursuant to the exercise of stock options during fiscal 2002, the number of the stock options held at December 31, 2002, and the realizable gain of the stock options that are "in-the-money." The in-the-money stock options are those with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                       and Fiscal Year-End Options Values

                                                                Number of
                                                           Securities Underlying           Value of Unexercised
                                                            Unexercised Options            In-the-Money Options
                             Shares                         at Fiscal Year End           at Fiscal Year End (1)(2)
                                                        --------------------------      ---------------------------
                           Acquired on       Value      Exercisable   Unexercisable     Exercisable  Unexercisable
        Name              Exercised (#)    Realized         (#)           (#)               ($)           ($)
        ----              -------------    --------     ----------    ------------      ----------   -------------
Robert G. Baker                  0             0         1,058,758          0           $      0        $    0

-----------
(1) Based upon the closing price of the common stock as quoted by Standard and Poor's Comstock on December 31, 2002 of $0.14 per share.
(2)  Value represents fair market value at exercise minus exercise price.

Employment Agreements

     Effective January 1, 2003, we entered into an employment contract to retain the services of Mr. Robert G. Baker to serve as the Company's Executive Chairman through June 30, 2005. During the term of his employment contract, Mr. Baker will devote substantially all his business time to our affairs and will be paid a base salary of $120,000 per year and will be eligible for an annual cash bonus in an amount to be determined by the Board of Directors using whatever criteria it, in its sole discretion, determines to be appropriate. Effective January 27, 2003, Mr. Baker was granted options to purchase 500,000 shares of our common stock at an exercise price of $0.16 per share and with the following vesting schedule: (i) options to purchase 250,000 shares shall vest and become exercisable ratably on the first day of each month during the 24 months beginning on February 1, 2003; (ii) options to purchase 125,000 shares shall vest and become exercisable as of December 31, 2003 so long as Mr. Baker is employed by us on that date and we meet certain sales criteria for calendar 2003 as established by the Board of Directors on or before March 31, 2003; and (iii) options to purchase 125,000 shares shall vest and become exercisable as of December 31, 2004 so long as Mr. Baker is employed by us on that date and we meet certain sales criteria for calendar 2004 as established by the Board of Directors on or before March 31, 2004. We have agreed to maintain in full force and effect certain life insurance policies in the face amount of $500,000 and to pay the premiums for the life insurance policies during the term. At the end of the employment contract, we have agreed that Mr. Baker shall have the right to purchase the life insurance policies from us for their cash surrender value.

     The employment contract provides that both Mr. Baker and the Company have the right to terminate his employment with us at anytime upon 30 days prior written notice to the other. If such termination is initiated by Mr. Baker, he has the right to receive any earned but unpaid base salary plus any expenses incurred but unreimbursed at the date of termination, which shall be paid in cash within 30 days of such termination date. If Mr. Baker is terminated by us without cause, he shall be entitled to receive his base salary through June 30, 2005, paid at regular payroll intervals, less all payroll taxes required to be withheld by law and, in the event, Mr. Baker elects continuation of our group insurance benefits under Cobra, a monthly payment shall be paid to Mr. Baker equivalent to the difference between the amounts he paid for equivalent insurance coverage while employed by us and the amount of the monthly charge for continued insurance benefits under Cobra, less all taxes required to be withheld by law, as long as Mr. Baker remains eligible for insurance continuation benefits under Cobra, or until June 30, 2005, whichever occurs first, subject to immediate termination of these rights in the event of Mr. Baker's death. In the event Mr. Baker is disabled and is unable to perform his customary duties for a period of 90 consecutive days or for 90 days during any six-month period, we may terminate his employment contract. In the event of Mr. Baker's death, his employment contract would be terminated and upon termination for disability or death, he would be entitled to same termination benefits that he would have received had he voluntarily terminated his employment.

     We may terminate Mr. Baker's employment contract for cause, by giving written notice of termination with no advance notice being required. Cause is defined to include fraud, embezzlement, a felony, a serious act of misconduct, dishonesty in connection with our business, misrepresentations to the Board of Directors or a breach of his duty of loyalty to us, or his failure or refusal to render services, where such services are reasonably directed by the Board of Directors, which is not cured within a period of 15 days after written notice and a material breach of the agreement, which is not cured within a period of 15 days. In the event this agreement is terminated by us for cause, Mr. Baker shall have the right within 10 days following notice of termination, to submit a letter to the Board of Directors explaining his position regarding the termination decision, and in the event such letter is received by the Board of Directors, the Board of Directors shall promptly meet and reconsider its decision, taking into account any arguments or facts set forth in his letter. Mr. Baker would have the right to attend this meeting together with counsel. For a two year period following the termination of Mr. Baker's employment relationship with us, he has agreed not to engage, either directly or indirectly, in our business, or any similar business, within the United States and not to solicit any customer or prospective customer of us to do business with a legal and natural person other than us, or solicit any customer to cease doing business provided that nothing is intended to prohibit Mr. Baker from soliciting business from any of our customers or prospective customers where such business would not involve competition with us. During the same two year period, Mr. Baker may not solicit or attempt to persuade our employees to terminate their employment with us and accept other employment with a similar business within the United States.

                        REPORT ON EXECUTIVE COMPENSATION

Overview

     The Board of Directors does not have a Compensation Committee. Compensation matters are considered by the entire Board of Directors, which includes Robert
G. Baker, Jerry V. Schinella and Oliver d'Auriol. Messrs. Baker and Schinella each are officers, directors and significant beneficial holders of our common stock. Mr. d'Auriol is the beneficial owner of approximately 43.8% of our common stock.

Objectives of the Executive Compensation Program

     The objectives of the compensation program are to attract and retain a high quality executive team and to encourage that team to achieve profitable growth and thereby increase stockholder value. To meet these objectives, the Company's compensation packages are intended to provide (i) an overall level of compensation that is competitive and (ii) bonuses and stock-related compensation that reflect business results. The Board of Directors believes that a recognition of, and reward for, individual and collective contributions maximizes shareholder value by encouraging and fostering consistently improving financial performance.

Base Salaries

     The Board of Directors regularly reviews the base salary of its executives, with a view to providing both a competitive compensation package and to providing appropriate incentives to seek long-term growth in shareholder values. Base salaries are targeted at market levels and are determined by evaluating the executive's levels of responsibility, prior experience, breadth of knowledge, internal equity issues, and external pay practices. Base salaries offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team.

     Increases to base salaries, when given, are driven primarily by individual performance and evaluated based on sustained levels of individual contribution to the Company. The Board of Directors considers the executive's efforts in promoting the Company objectives, continuing educational and management training, improving product quality, developing relationships with customers, vendors, and employees, and demonstrating leadership abilities and other goals.

Bonus Program

     On an annual basis, the Board of Directors has the discretion to authorize the payment of bonuses to the executive officers of the Company. These awards are to be based upon job responsibilities, attainment of corporate financial goals, contributions to the business and other goals of the Company, including overall performance. The payment of a bonus to such individuals is subject to the sole discretion of the Board of Directors of the Company. There is no specific formula, performance target, or other required performance measures that must be achieved in order to receive a bonus. On the other hand, achievement of certain financial results will not ensure the payment of bonuses either. Instead, bonuses are used as a tool for maintaining the competitiveness of the overall compensation paid to its executive officers in light of current market conditions and the Company's overall performance. To the extent that the base salary or adjustments in base salary are sufficient for these purposes, bonuses may not be recommended despite a strong performance, and vice versa.

Stock Option Plans

     The officers and employees of the Company, including the Named Executive Officer, are eligible to receive stock option awards under the our stock option plans. Incentive stock options are granted at an option exercise price equal to the fair market value of the common stock on the date of the grant. Accordingly, incentive stock options have value only if the stock price appreciates in value from the date that the options are granted. The stock option plans focus executives and other participants on the creation of shareholder value over the long-term and encourage equity ownership in the Company. Individual grants in the 2002 fiscal year were based on corporate performance and on individual levels of responsibility, performance, and contributions to the Company. This determination was made based on our Board of Directors' assessment of the performance of each individual.

Compensation of Chief Executive Officer

     The Company's Board of Directors has relied on its Chief Executive Officer to provide effective leadership and to successfully execute the Company's business plan and strategies. The Board of Directors establishes Mr. Baker's base salary, bonuses, and stock option grants in accordance with the Company's compensation philosophy. In making its determination of the appropriate base salary, the Board of Directors reviewed and analyzed surveys of compensation paid to chief executive officers of similarly sized companies, and it evaluated the performance of Mr. Baker. The Board of Directors determined that an increase in Mr. Baker's base salary during 2002 was warranted in order to maintain the competitiveness of the Company's compensation package and to reflect Mr. Baker's contributions to the Company's growth and operating results. In connection with the Board of Directors' review of Mr. Baker's compensation, the Board of Directors decided to provide Mr. Baker with a long term employment contract to serve as the Company's Executive Chairman commencing on January 1, 2003. He also will continue to function as our President and Chief Executive Officer for certain purposes until another person is appointed to serve in those positions.

Conclusion

     The Board of Directors believes that its executive compensation policies and programs effectively serve the interests of the Company and its shareholders. The compensation packages are appropriately balanced to provide security and competitive levels of compensation to its executives while simultaneously providing increased motivation to contribute to the Company's overall future success and long-term enhancement of shareholder value. We will continue to monitor the effectiveness of our total compensation policies and programs to insure that they continue to meet the needs of the Company.

     This report is respectfully submitted by the members of the
     BOARD OF DIRECTORS

     Walter R. Arnett
     Robert G. Baker
     Jean Caillet
     Olivier d'Auriol
     Jerry V. Schinella

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November and December 2000, we sold through subscription agreements 2,804,000 restricted shares of our common stock at a purchase price of $0.75 per share to various overseas banks and foreign investors, for a total amount of financing of $2,103,000. A commission in the nature of a finder's fee was issued to two accredited investors. The investors in this private placement also received the right to name two members of our board of directors, namely, Olivier d'Auriol and Jean Caillet. Because our revenues for the period November 1, 2000 through October 30, 2001 was less than $1,667,075, the investors were entitled to receive, and were subsequently issued, an additional 2,804,000 shares of our common stock so that the aggregate purchase price was adjusted down to $0.375 per share.

     On February 6, 2001, Robert G. Baker, Jerry V. Schinella and Michael J. Gordon sold back to us 33,000 shares, 33,000 shares and 34,000 shares, respectively, at a purchase price of $1.00 per share. On the same date, we sold 50,000 shares of our common stock to each of Nicholas Salerno and Donald Mintmire at a purchase price of $1.00 per share.

     Between February and April 2002, we received $366,000 in cash through the private sale of series A convertible preferred stock from two overseas banks, namely, Banque Privee Edmond de Rothschild and Discount Bank and Trust Company, a Division of Union Bancaire Privee. Between May and August 2002, these investors converted their preferred stock into an aggregate of 2,928,000 shares of our common stock at a conversion price equal to an effective purchase price of $1.25 per share by receiving eight common shares for each series A preferred share that was converted.

     On August 12, 2002, we received $226,800 in cash through a Regulation S offshore offering to an overseas bank and Olivier d'Auriol, a member of our Board of Directors. We sold an aggregate of 1,620,000 shares of our common stock to Schroder & Co. Banque SA (1,400,000 shares) and Olivier d'Auriol (220,000 shares) at a cash purchase price of $0.14 per share and issued warrants to purchase 181,440 shares of our common stock, exercisable at $0.30 per share until its expiration date of August 31, 2004

     On October 23, 2002, we received $517,000 in cash through a Regulation S offshore offering to Discount Bank and Trust Company, an overseas bank. We sold 4,700,000 shares of our common stock at a cash purchase price of $0.11 per share and issued Warrants to purchase 413,600 shares of our common stock, exercisable at $0.30 per share until its expiration date of October 31, 2004.

     In December 2003, we received $594,000 in cash through a Regulation S offshore offering to Banque Privee Edmond de Rothschild, an overseas bank. We sold 5,400,000 shares of our common stock at a cash purchase price of $0.11 per share and issued Warrants to purchase 475,200 shares of our common stock, exercisable at $0.30 per share until its expiration date of October 31, 2004.

     Effective January 1, 2003, we entered into a 15-month consulting agreement, expiring March 31, 2004, to retain the services of Jean Caillet, a director of our Company. The agreement contemplates that Mr. Caillet will report directly to our Board of Directors and shall provide consulting services regarding strategic matters in our operations. In full consideration of his services, we awarded Mr. Caillet 300,000 shares of our common stock on January 27, 2003 and agree to award Mr. Caillet 100,000 shares of our common stock on each of October 1, 2003 and January 1, 2004 and granted Mr. Caillet on January 27, 2003, an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.16 per share. The agreement permits Mr. Caillet between the date of grant and June 30, 2003 to exercise a maximum of 60% of the option, increasing to 80% between July 1, 2003 and December 31, 2003 and increasing to 100% commencing on January 1, 2004. The agreement permits Mr. Caillet to terminate the agreement by written notice to us in the event of a material breach of the agreement by us that is not cured within a period of 15 days after written notice by Mr. Caillet to us of the alleged breach. We may terminate the consulting contract for cause by giving Mr. Caillet written notice of termination and no advance notice of termination is required, when termination is for cause. Cause is defined to include fraud, embezzlement, a felony, a serious act of misconduct, dishonesty in connection with our business, misrepresentations to the Board of Directors or a breach of his duty of loyalty to us, or his failure or refusal to render services, where such services are reasonably directed by the Board of Directors, which is not cured within a period of 15 days after written notice and a material breach of the agreement, which is not cured within a period of 15 days. In the event this agreement is terminated by us for cause, Mr. Caillet shall have the right within 10 days following notice of termination, to submit a letter to the Board of Directors explaining his position regarding the termination decision, and in the event such letter is received by the Board of Directors, the Board of Directors shall promptly meet and reconsider its decision, taking into account any arguments or facts set forth in his letter. Mr. Caillet would have the right to attend this meeting together with counsel. For a two year period following the termination of Mr. Caillet's consulting relationship with us, he has agreed not to engage, either directly or indirectly, in our business, or any similar business, within the United States and not to solicit any customer or prospective customer of us to do business with a legal and natural person other than us, or solicit any customer to cease doing business provided that nothing is intended to prohibit Mr. Caillet from soliciting business from any of our customers or prospective customers where such business would not involve competition with us. During the same two-year period, Mr. Caillet may not solicit or attempt to persuade our employees to terminate their employment with us and accept other employment with a similar business within the United States.

     Except as described in this Information Statement, outside of normal customer relationships none of the directors or officers of the Company, and no shareholder holding over 5% of the Company's common stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company, other than such as arises by virtue of such position or ownership interest in the Company.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's issued and outstanding common stock as of March 31, 2003, by: (i) each director and director-elect of the Company, (ii) the Named Executive Officer covered by the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company beneficially owning more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the common stock owned by them.

                                                                                       Current Beneficial Ownership
                                                                                      --------------------------------
                                                                                           Number          Percent
Name of Beneficial Owner                                                                of Shares (1)     of Class (2)
------------------------                                                              -----------------  -------------
Directors and Certain Executive Officers

Robert G. Baker. .................................................................     4,385,648 (3)(4)        10.4%
Jerry V. Schinella ...............................................................     4,035,648 (3)(5)         9.6%
Walter R. Arnett .................................................................        79,272 (6)             *
Olivier d'Auriol .................................................................    18,311,440 (7)           43.8%
Jean Caillet .....................................................................     1,980,000 (8)            4.7%

All directors and executive officers as a group (7 persons) ......................    29,192,008 (9)           63.4%

Other Beneficial Holders

LaValliere Asset Management S.A. (10) ............................................     9,505,600               23.0%
    c/o Oostvogels & deMeester
    20, Avenue Montery, BP603
    2-2016, Luxembourg

Olivier d'Auriol Management, S.A. (11) ...........................................     7,991,200               19.4%
    C-F Ramus III,
    1009 Pully, Switzerland

Union Bancaire Privee (12) .......................................................     8,421,600               20.4%
    c/o Discount Bank and Trust Company
    25, rue du Stand
    Geneva, Switzerland

Banque Privee Edmond De Rothschild (13) ..........................................     7,571,200               18.4%
    20, Boulevard E. Servais
    Luxembourg

Michael J. Gordon (14) ...........................................................     2,777,970                6.6%
    2926 Magnolia Trace
    Tarpon Springs, FL

--------------
*Less than 1%

(1) In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2) In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.
(3) The business address of Messrs. Baker and Schinella is 6802 Citicorp Drive, Suite 500, Tampa, Florida 33619.
(4) Includes 1,558,758 shares of common stock which may be acquired pursuant to currently exercisable options
(5) Includes 1,058,758 shares of common stock which may be acquired pursuant to currently exercisable options.
(6) Includes 60,000 shares of common stock which may be acquired pursuant to currently exercisable options.
(7) Olivier d'Auriol directly owns 670,000 shares of common stock and options exercisable to acquire up to 144,640 shares of common stock. Olivier d'Auriol, his wife Lucie d'Auriol, and La Valliere S.A. have shared investment power with respect to 18,311,440 shares of the Company's common stock as follows (a) 7,991,200 shares through Olivier d'Auriol Asset Management S.A. as asset manager of Banque Privee Edmond de Rothschild Luxembourg SA (7,571,200 shares including 431,200 warrants) for Credit Agricole (150,000 shares), Dexia Banque International a' Luxembourg (170,000 shares) and Credit Suisse Geneva (100,000 shares); and (b) 9,505,600 shares through La Valliere Asset Management S.A. as asset manager for Union Bancaire Privee (8421,600 shares including 413,600 warrants), Banque Privee Edmond de

     Rothschild Luxembourg S.A. (544,000 shares, including 44,000 warrants) and Dexia Banque Internationale a' Luxembourg (540,000 shares). The business address of Mr. d'Auriol is C-F Ramuz III, 1009 Pully, Switzerland.
(8) Includes 1,120,000 shares of common stock which may be acquired pursuant to currently exercisable options.
(9) Includes (a) 5,230,956 shares of common stock subject to options which may be acquired by such directors and executive officers as a group pursuant to currently exercisable options and warrants, and (b) 17,076,800 shares of common stock beneficially owned by Mr. d'Auriol through his shared investment power as an asset manager for Olivier d'Auriol Asset Management, S.A. and La Valliere Asset Management, S.A.
(10) La Valliere Asset Management S.A. has investment power with respect to 9,505,600 shares of the Company's common stock as asset manager for Union Bancaire Privee (8,421,600 shares, including 413,600 warrants), Banque Privee Edmond de Rothschild Luxembourg S.A. (544,000 shares, including 44,000 warrants) and Dexia Banque Internationale a' Luxembourg (540,000 shares). The ownership information set forth herein is based in part on the material contained in a Schedule 13D, dated October 23, 2002, filed with the SEC by a group consisting of Olivier d'Auriol, Olivier d'Auriol Asset Management S.A., Lucie d'Auriol, La Valliere S.A., and La Valliere Asset Management S.A.
(11) Olivier d'Auriol Asset Management S.A. has investment power with respect to 7,991,200 shares of the Company's common stock as asset manager for Banque Privee Edmond de Rothschild Luxembourg S.A. (7,571,200 shares, including 431,200 warrants), Credit Agricole (150,000 shares), Dexia Banque Internationale a' Luxembourg (170,000 shares) and Credit Suisse Geneva (100,000 shares). The ownership information set forth herein is based in part on the material contained in a Schedule 13D, dated October 23, 2002, filed with the SEC by a group consisting of Olivier d'Auriol, Olivier d'Auriol Asset Management S.A., Lucie d'Auriol, La Valliere S.A., and La Valliere Asset Management S.A.
(12) Includes 431,200 shares of common stock which may be acquired pursuant to currently exercisable warrants. The ownership information set forth herein is based on its entirety on material contained in a Schedule 13D, dated October 23, 2002, filed with the SEC by Olivier d'Auriol.
(13) Includes 413,600 shares of common stock which may be acquired pursuant to currently exercisable warrants.
(14) Includes 1,124,198 shares of common stock which may be acquired pursuant to currently exercisable warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of the Company to file reports of ownership with the Securities and Exchange Commission (the "SEC") indicating their ownership of the Company's equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Information Statement any failure to comply therewith during the fiscal year ended December 31, 2002. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the common stock. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.

                                  ANNUAL REPORT

     The Company's 2002 Annual Report for the fiscal year ended December 31, 2002, which includes financial statements, was mailed to stockholders together with this Information Statement.

                         COSTS OF INFORMATION STATEMENT

     The Company will bear the costs of preparing, assembling, and mailing the Information Statement and the 2002 Annual Report to stockholders. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other institutions, nominees, and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for an use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that it is advisable.

                              SHAREHOLDER PROPOSALS

     Eligible stockholders who wish to present proposals for action at the 2004 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Information Statement. Proposals must be received by the Secretary no later than ________, 2004 for inclusion in next year's proxy statement and proxy card. A stockholder is eligible to present proposals if, at the time he or she submits the proposals, the stockholder owns at least 1% or $2,000 in market value of common stock and has held such shares for at least one year, and the stockholder continues to own such shares through the date of the 2004 Annual Meeting.

                                  OTHER MATTERS

     No further business will be transacted by written consent to Corporate Action in lieu of a meeting of the Company's stockholders regarding mattes to which this Information Statement relates.

     The Company will provide without charge to any stockholder upon written request, a copy of the Company's Annual Report on Form 10-KSB, including consolidated financial statements and schedules thereto for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to Jerry V. Schinella, Secretary, BBJ Environmental Technologies, Inc., 6802 Citicorp Drive, Suite 500, Tampa, Florida 33619 . Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

     Unless BBJ has received contrary instructions from a stockholder, BBJ is delivering only one Information Statement to multiple stockholders sharing an address BBJ will, upon request to the address and phone number listed above, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who is receiving multiple copies and would like to receive only one copy per household may make such a request to the address and phone number listed above.

                           By Order of the Board of Directors and President


                           Jerry V. Schinella
                           Secretary

Tampa, Florida
May __, 2003

                                                                      Appendix A

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

     The first paragraph of Article Four of the Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

     "The corporation shall be authorized to issued the following shares:

             Class                     Number of Shares           Par Value
             -----                     ----------------           ---------
             Common                    100,000,000                $.001
             Preferred                 5,000,000                  $1.00"